UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EDGAR ONLINE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE:

On November 17, 2010, EDGAR Online, Inc. aired the following press release updating information relating to its definitive proxy statement.

CONTACT:
David Price
Chief Financial Officer
(212) 457-8200 dprice@edgar-online.com

EDGAR Online Updates Proxy Information

NEW YORK– November 17, 2010 – EDGAR® Online, Inc. (NASDAQ: EDGR), a leading global provider of XBRL (eXtensible Business Reporting Language) filing creation services, data and analysis tools for equities, mutual funds and a variety of other publicly traded assets, today reported updated information regarding its definitive proxy statement.

In its definitive proxy statement dated October 20, 2010, the Company indicated that in the proposed merger with UBmatrix, Inc., it would issue as partial consideration to the shareholders of UBmatrix a total of 74,379 shares of the Company’s Series C Convertible Preferred Stock, initially convertible into a total of 5,129,573 shares of the Company’s common stock and expected, through January 28, 2015, to receive paid-in-kind dividends that will result in those shares being convertible into an additional 2,998,957 shares of the Company’s common stock. The Company also indicated that in a related transaction, it would sell to certain stockholders of UBmatrix for $2,000,000 a total of 12,637 shares of the Company’s Series C Stock, initially convertible into 871,546 shares of common stock and expected, through January 28, 2015, to receive paid-in-kind dividends that will result in those shares being convertible into an additional 509,542 shares of common stock.

As disclosed in the definitive proxy statement, the dividend rate for the Series C Stock was expected to be approximately 11.44%. Based on the anticipated closing date of the merger and Series C Stock purchase transaction, which has been delayed from what the Company originally anticipated but which the Company now expects to occur shortly after its November 18, 2010 annual meeting of stockholders (assuming the requisite stockholder approvals are obtained), the actual dividend rate will be approximately 11.66%.

Rate change will not result in any additional shares of Series C Stock being issued

This dividend rate will not result in any additional shares of Series C Stock being issued in the transactions, nor in any changes to the number of shares of common stock into which the Series C Stock will be convertible initially or after receipt of paid-in-kind dividends. All such amounts will remain identical to those described in the Company’s definitive proxy statement, as discussed above. The revised dividend rate is being implemented solely to cause the conversion amounts to match those disclosed in the definitive proxy statement.

About EDGAR Online, Inc.

EDGAR Online, Inc. (Nasdaq: EDGR) is a leading provider of XBRL filing services, data sets and analysis tools. Our data products provide highly detailed fundamental financial information along with the source documents and are created through the use of proprietary high speed software that automates much of the data extraction and calculation processes. Our XBRL Filing service uses parts of this same proprietary data extraction and processing software along with personnel skilled in accounting, rigorous quality processes and additional proprietary tools to assist public companies in the creation of XBRL filings for submission to the U.S. Securities and Exchange Commission. Our XBRL analysis tool is a proprietary software tool that assists users in analyzing both our own proprietary XBRL data sets and industry standard XBRL data files. We deliver our data and analysis products via online subscriptions, as data licenses directly to end-users, embedded in other web sites and through a variety of redistributors. We deliver our filings services primarily through partnerships with financial printers and other providers of SEC compliance services. For more detailed information on all of our businesses or to contact us please visit our Web site at www.edgar-online.com.

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events and/or our future financial performance and include, without limitation, statements regarding our future growth prospects, future demand for our XBRL business, future innovations in our data and solutions and subscriptions business the integration of UBmatrix into our business and the approval by our shareholders of certain transactions contemplated by the merger agreement. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with (i) our ability to increase revenues, (ii) our ability to obtain profitability, (iii) our ability to obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities, (viii) risks in connection with acquisitions, (ix) the level of demand and market acceptance of our services, (x) changes in our business strategies, (xi) the merger with UBmatrix, Inc. and the integration of its business into ours and (xii) a failure of our shareholders to approve certain transactions contemplated by the merger agreement with UBmatrix or a failure of either party to meet any of the other conditions to closing the merger.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

Where You Can Find More Information

In connection with the proposed issuances of EDGAR Online stock in the above-described transactions, EDGAR Online filed a definitive proxy statement with the SEC on October 20, 2010 and a definitive proxy statement and form of proxy, as well as additional proxy materials, were mailed to EDGAR Online’s stockholders beginning on or about this date. EDGAR Online urges investors and security holders to read the proxy statement regarding the proposed issuances when it becomes available because it will contain important information about the proposed transactions. You may obtain copies of all documents filed with the SEC regarding these transactions, free of charge, at the SEC’s web site (www.sec.gov). You may also obtain these documents free from EDGAR Online at www.edgar-online.com, or by contacting the EDGAR Online Investor Relations Department at (203) 852-5660.

Participants in the Solicitation

EDGAR Online and its directors, executive officers and certain other members of management and employees may be soliciting proxies from EDGAR Online stockholders in favor of the stock issuances. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the EDGAR Online stockholders in connection with the proposed stock issuances will be set forth in the proxy statement when it is filed with the SEC. You can find information about EDGAR Online’s executive officers and directors in the proxy statement for EDGAR Online’s 2010 annual meeting of stockholders, filed with the SEC on October 20, 2010. Free copies of this document may be obtained from EDGAR Online as described above.